Eclipse Funds
Form N-SAR
Period Ending 4/30/06

Item 77.I Terms of New or Amended Securities:

1. The Eclipse Funds (the “Trust”) first offered Class R3 shares on April 28, 2006 for the following funds:

-	Balanced Fund
-	Mid Cap Opportunity Fund

The following information is disclosed in the prospectus dated April 28, 2006 under “Shareholder Guide:”

Class R3 Considerations
You pay no initial sales charge or contingent deferred sales charge on an investment in Class R3 shares. However, Class R3 shares do pay the following ongoing distribution and/or service fees and ongoing shareholder service fees:

•
Distribution and/or Service (12b-1) Fee—named after the SEC rule that permits their payment, ‘‘12b-1 fees’’ are paid by a class of shares to the Fund’s distributor, NYLIFE Distributors LLC (‘‘Distributor’’), for distribution and/or shareholder services such as marketing and selling Fund shares, compensating brokers and others who sell Fund shares, advertising, printing and mailing of prospectuses, responding to shareholder inquiries, etc.

•
Shareholder Service Fee—this fee covers certain services provided to retirement plans investing in Class R3 shares that are not included under a Fund’s 12b-1 plan, such as certain account establishment and maintenance, order processing and communication services.

An important point to keep in mind about 12b-1 fees and shareholder service fees is that they reduce the value of your shares, and therefore, will proportionately reduce the returns you receive on your investment and any dividends that are paid. See ‘‘Information on Fees’’ for more information about these fees.

Class R3 shares are available in certain individual retirement accounts and in certain retirement plans that have a service arrangement with NYLIM Retirement Plan Services or the Distributor, including:
- Section 401(a) and 457 plans;
- Certain section 403(b)(7) plans;
- 401(k), profit sharing, money purchase pension and defined benefit plans; and
- Non-qualified deferred compensation plans.

Additional details about this share class may be found in the Trust’s registration statement.

Sub-Item 77Q-1(a)

The following documents have been previously filed and are each incorporated herein by reference from various Post-Effective Amendments with Eclipse Funds’ registration statement on Form N-1A, as filed with the Securities and Exchange Commission:

Agreement and Declaration of Trust of Eclipse Funds - Previously
filed with the Trust's Initial Registration Statement No.
33-08865 on September 19, 1986.

Amendment to Agreement and Declaration of Trust of Eclipse Funds
- Previously filed with the Pre-Effective Amendment No. 1 to the
Trust's Registration Statement No. 33-08865 on January 9, 1987.

Second Amendment to Agreement and Declaration of Trust of Eclipse
Funds. - Previously filed with Post-Effective Amendment No. 17 to the Trust's Registration Statement No. 33-08865 on February 27,
1998.

Certificate of Designation for Eclipse Funds - Previously filed with Post-Effective Amendment No. 12 to the Trust's Registration
Statement No. 33-08865 on October 13, 1994.

Certificate of Redesignation of Series relating to Mid Cap Value
Fund (formerly Growth and Income Fund) and Small Cap Value Fund
(formerly Equity Fund) for Eclipse Funds - Previously filed with
Post-Effective Amendment No. 19 to the Trust's Registration
Statement No. 33-08865 on April 30, 1999.

Third Amendment to the Declaration of Trust of Eclipse Funds -
Previously filed with Post-Effective Amendment No. 23 to the
Trust's Registration Statement No. 33-08865 on February 25,
2002.

Fourth Amendment to the Declaration of Trust - Previously filed with Post-Effective Amendment No. 25 to the Trust's Registration
Statement No. 33-08865 on November 7, 2002.

Fifth Amendment to the Declaration of Trust - Previously filed with Post-Effective Amendment No. 30 to the Trust's Registration
Statement No. 33-08865 on December 31, 2003.

Redesignation of Series of Shares of Beneficial Interest -
Previously filed with Post-Effective Amendment No. 30 to the
Trust's Registration Statement No. 33-08865 on December 31,
2003.

Certificate of Termination - Previously filed with Post-Effective
Amendment No. 30 to the Trust's Registration Statement No.
33-08865 on December 31, 2003.

b. By-Laws

By-Laws of Eclipse Funds Inc. - Previously filed with Post-Effective
Amendment No. 49 to the Company's Registration Statement No. 33-36962
on October 26, 2005.

By-Laws of Eclipse Funds - Previously filed with the Trust's
Registration Statement No. 33-08865 on September 19, 1986.

Sub-Item 77Q-1(e)

Management Agreement between Eclipse Funds and New York Life Investment Management LLC with respect to Mid Cap Opportunity Fund, Small Cap Opportunity Fund, and Balanced Fund. - Previously filed with Post-Effective Amendment No. 21 to the Trust's Registration Statement No. 33-08865 on December 29, 2000.

Form of Expense Limitation Agreement between Eclipse Funds
and New York Life Investment Management LLC.

Distribution Agreement between Eclipse Funds and NYLIFE
Distributors, Inc. - Previously filed with Post-Effective
Amendment No. 21 to the Trust's Registration Statement
No. 33-08865 on December 29, 2000.

Form of Plan of Distribution Pursuant to Rule 12b-1 for Class A
shares of Eclipse Funds.

Form of Plan of Distribution Pursuant to Rule 12b-1 for Class B
shares of Eclipse Funds.

Form of Plan of Distribution Pursuant to Rule 12b-1 for Class C
shares of Eclipse Funds.

Form of Plan of Distribution Pursuant to Rule 12b-1 for Class R2
shares of Eclipse Funds.

Plan of Distribution pursuant to Rule 12b-1 for Class R3 shares of Eclipse Funds.

Waiver Agreement of Balanced Fund dated as of May 15, 2005 (attached hereto).